EXHIBIT 99.(e)

                                AMENDED EXHIBIT A

                                     TO THE

                          JULIUS BAER INVESTMENT FUNDS

                             DISTRIBUTION AGREEMENT

         This Exhibit A amended as of October 2, 2002, to be effective as of November 1, 2002, is Exhibit A to the Distribution Agreement dated as of December 9, 1998, between Unified Financial Securities, Inc. (formerly, Unified Management Corporation) and Julius Baer Investment Funds.

                  LIST OF PORTFOLIOS

                  Julius Baer International Equity Fund
                  Julius Baer Global Income Fund
                  Julius Baer Global High Yield Bond Fund

                                      Julius Baer Investment Funds

                                      By:___________________________
                                                   Name:
                                                  Title:

                                      Unified Financial Securities, Inc.

                                      By:___________________________
                                      Name:
                                      Title